UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

SEARS OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-151300	20-3455830
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 Cove Point Drive

Salt Lake City UT 84109

(Address of Principal Executive Offices)

_______________

(801) 209-0740

(Issuer Telephone number)

_______________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

March 27, 2013, Sears Oil and Gas Corporation (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to amend its total authorized capital stock of 95,000,000 common shares to authorized capital of 100,00,000 common shares and a reverse on a basis of Two Hundred to One (200:1) of the Company’s issued and outstanding common stock.  Subject to FINRA approval, the Company anticipates the Reverse Stock Split to become effective on April 15, 2013.

The Company’s shares of common stock will trade on a split-adjusted basis following FINRA review under the temporary ticker symbol “SRSGD” for a period of twenty (20) trading days to indicate the reverse stock split has occurred.  After expiration of this period, the Company’s ticker symbol will revert back to its original symbol “SRSG”.

As a result of the reverse stock split, every 200 shares of the Company's issued and outstanding common stock will be combined into 1 share of common stock.

If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the shares will be rounded up to the next whole number.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ G. Reed Petersen	President	April 4, 2013
G. Reed Petersen

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